Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kentucky

Bancshares, Inc. of our report dated March 15, 2019 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of

Kentucky Bancshares, Inc. for the year ended December 31, 2018.

/s/Crowe LLP

Crowe LLP

Washington D.C.

December 20, 2019